Effective Date: June 2, 2025

AMENDMENT TO LOAN AGREEMENT

This Amendment to Loan Agreement (“Amendment”) is effective June 2, 2025, by and between:

Party One (Lender): Marques Fribel Pedro Henrique, the lender (hereinafter referred to as “Lender”), and Party Two (Company): Siltrium Tech Corporation.

RECITALS

WHEREAS, the Parties entered into that certain Loan Agreement dated June 2, 2025 (the “Original Agreement”); and

WHEREAS, the Parties desire to amend certain terms of the Original Agreement to clarify repayment terms and other provisions;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1. Amendment to Section 2.1

Section 2.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Repayment to the Lender shall be sourced from the Company’s generated revenues, commencing once the Company attains significant income.

Maturity and Repayment. The Loan shall mature upon expiration of the term set forth in this Agreement, unless both Parties mutually agree in writing to extend such term. Upon maturity, if no extension is executed, the Company shall repay the outstanding Loan Amount to the Lender within ten (10) business days from the maturity date.

Early Repayment. The Company may, at its sole discretion and subject to its financial and economic capacity, prepay all or any portion of the outstanding Loan Amount prior to maturity, provided that such prepayment is agreed upon in writing by both Parties.”

2. Amendment to Section 2.2

Section 2.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“The Director hereby agrees to loan the Loan Amount to the Company upon the Company’s demand. The Loan funds will be non-interest-bearing and unsecured.”

3. Deletion of Section 2.4.

Section 2.4 of the Original Agreement, which provided for the potential conversion of the loan into shares of the Company’s Common Stock, is hereby deleted in its entirety and shall have no further force or effect.

4. Miscellaneous

Except as expressly amended by this Amendment, all other terms and provisions of the Original Agreement shall remain in full force and effect.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed by the Parties on the date set forth at the beginning.

LENDER:
By: /s/ Marques Fribel Pedro Henrique,

Individual

COMPANY:
Siltrium Tech Corporation

By:/s/ Marques Fribel Pedro Henrique,

Title: President, Director, CEO, Treasurer, and Secretary